UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

HEALTH MANAGEMENT ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

5811 Pelican Bay Boulevard, Suite 500, Naples Florida 34108-2710
(Address of principal executive offices, including zip code)

(239) 598-3131 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, Health Management Associates, Inc. (the “Company”) has, from time to time, been named in qui tam lawsuits under the federal False Claims Act of 1863 (the “False Claims Act”). During the week of December 16, 2013 the U.S. District Courts for the Middle District of Georgia, the Middle District of Florida and the Southern District of Florida unsealed dockets in four civil actions, publicly revealing four qui tam lawsuits filed by private individuals against the Company. The United States has elected to exercise its right to intervene in and litigate each of these four actions. At this time, the operative complaints in the newly unsealed actions in the Middle District of Georgia and the Southern District of Florida allege that certain Company hospitals inappropriately admitted patients and then submitted reimbursement claims for treating those individuals to federal healthcare programs, in violation of the False Claims Act. The operative complaints in the actions in the Middle and Southern Districts of Florida also allege, among other things, that certain Company hospitals had inappropriate financial relationships with physicians and that they submitted reimbursement claims to federal healthcare programs that were falsely certified to be in compliance with Section 1877 of the Social Security Act of 1935 (commonly known as the “Stark law”) and the Anti-Kickback Statute, thereby violating the False Claims Act. Additionally, the Company has been advised that the United States will elect to intervene in four additional qui tam cases filed against the Company. The Company intends to contest the allegations in these matters, including by seeking dismissal of these complaints for, among other things, failure to state a claim or plead with the requisite factual particularity.

Qui tam lawsuits may lead to material fines, penalties, damages payments or other sanctions, including exclusion from participation in government health care programs. Legal fees and related costs associated with qui tam lawsuits can be significant. Any determination that we have violated applicable laws or regulations or even a public announcement that we are being investigated for possible violations could harm our business and results of operations. We cannot predict the outcome of existing qui tam lawsuits or whether we will be the subject of future government investigations or inquiries, or additional qui tam lawsuits, which are filed under seal.

We closely monitor our billing practices, health care practices and compliance programs to maintain compliance with prevailing industry interpretations of applicable laws and regulations and make changes from time to time, as necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: December 20, 2013	By:	/s/ Steven E. Clifton
		Name:	Steven E. Clifton
		Title:	Senior Vice President and General Counsel

3